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                                                                    EXHIBIT 99.1


                    CCA OBTAINS COMMITMENT IN CONNECTION WITH
                       REFINANCING OF BANK CREDIT FACILITY


                 REFINANCING TO INCLUDE PROPOSED $150.0 MILLION
                   PRIVATE OFFERING OF SENIOR UNSECURED NOTES

NASHVILLE, Tenn., April 9 /PRNewswire-FirstCall/ -- Corrections Corporation of America (NYSE: CXW - news) announced today that it has obtained a commitment from Lehman Commercial Paper Inc., as administrative agent, and Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book running manager, to provide CCA with a new $695.0 million senior secured credit facility. The proceeds of the new facility, together with the proceeds from the proposed senior note offering described below, will be used to refinance CCA's existing senior credit facility which currently has $789.7 million outstanding and matures on December 31, 2002.

In connection with the refinancing of CCA's existing senior credit facility, CCA also announced today that it intends, subject to market and other conditions, to raise $150.0 million in gross proceeds through a private offering of senior unsecured notes. The notes will be offered in the United States only to qualified institutional buyers and, outside the United States, only to non-U.S. investors. It is anticipated that the notes will have a seven-year term and interest will be paid semi-annually in arrears.

CCA currently expects to complete the refinancing, including the proposed offering of the notes, by May 15, 2002. The obtainment of the new credit facility and the closing of the note offering are mutually contingent. No assurance can be given that CCA will be successful in completing the refinancing on the terms or within the timing described herein or otherwise.

"We are pleased to announce the initiation of the refinancing of our existing senior bank credit facility," stated Irving E. Lingo, Jr., CCA's chief financial officer. "We believe that the combination of pre-payable, shorter-term bank debt together with senior unsecured debt with a longer maturity enables us to continue to pursue our de-leveraging strategy while at the same time meaningfully extending our loan maturities."

Additional information concerning the terms of CCA's proposed new senior secured credit facility will be included as part of a Current Report on Form 8-K to be filed by CCA with the Securities and Exchange Commission (the "Commission").

Exempt Offering; Not an Offer to Sell

The senior notes proposed to be offered by CCA have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.



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This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offering would be unlawful.

About CCA

CCA is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. CCA currently owns 39 correctional, detention and juvenile facilities, three of which are leased to other operators, and two additional facilities which are not yet in operation. CCA also has a leasehold interest in a juvenile facility. CCA currently operates 63 facilities, including 36 company owned facilities, with a total design capacity of approximately 61,000 beds in 21 states, the District of Columbia and Puerto Rico. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, CCA's facilities offer a variety of rehabilitation and educational programs, including basic education, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. CCA also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on CCA's current plans and actual future activities, and CCA's results of operations may be materially different from those set forth in the forward-looking statements. Investors should refer to documents that CCA files from time to time with the Commission for a description of certain factors that could cause actual results to vary from current expectations and from the forward-looking statements contained in this press release. Such factors include, but are not limited to: (i) the growth in the privatization of the corrections and detention industry and the public acceptance of our services; (ii) CCA's ability to obtain and maintain correctional facility management contracts; (iii) changes in government policy and in legislation and regulation of the corrections and detention industry that adversely affect CCA's business; (iv) the successful refinancing of CCA's senior credit facility; (v) fluctuations in operating results because of changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (vi) general economic and market conditions; and (vii) other factors contained in CCA's filings with the Commission, including CCA's reports on Forms 10-K, 10-Q and 8-K.

CCA takes no responsibility for updating the information contained in this press release following the date hereof or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.